As filed with the Securities and Exchange Commission on May 10, 2004

Registration No. 333- 83171

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8/A POST EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NIC INC. (Exact Name of Registrant as Specified in its Charter)

Colorado	52-2077581
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

10540 South Ridgeview Road, Olathe, Kansas 66061 (Address of Principal Executive Offices)

2004 AMENDED AND RESTATED STOCK OPTION PLAN (Full Title of the Plan)

COPIES TO: D. Elizabeth Wills, Esq. Rothgerber Johnson & Lyons LLP 1200 17th Street, Suite 3000 Denver, Colorado 80202 (303) 623-9000

EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 filed by NIC Inc. (formerly named National Information Consortium, Inc.) with the Securities and Exchange Commission on July 19, 1999 (Registration No. 333-83171), NIC Inc. registered 12,500,000 shares of its common stock to be purchased by employees pursuant to NIC Inc.’s Employee Stock Purchase Plan and its Amended and Restated 1998 Stock Option Plan.  At NIC Inc.’s annual meeting of shareholders held on May 4, 2004, shareholders approved amendments to NIC Inc.’s Amended and Restated 1998 Stock Option Plan.  The amended plan is now referred to as the 2004 Amended and Restated Stock Option Plan.  The purpose of this Amendment is to amend the previously filed Form S-8 described above by filing the following new exhibits:  (1) Exhibit 4.6, 2004 Amended and Restated Stock Option Plan and (2) Exhibit 4.7, Stock Option Agreement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.            INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents, all of which were previously filed by NIC Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act ("Exchange Act"), are hereby incorporated by reference:

            (1)        the Form S-8 Registration Statement relating to the Company's Employee Stock Purchase Plan and its Amended and Restated 1998 Stock Option Plan, as filed with the Commission on July 19, 1999, Registration No. 333-83171;

            (2)        the Company's Annual Report on Form 10-K for the year ended December 31, 2003;

            (3)        the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

            (4)        the Company's Current Reports on Form 8-K, dated January 29, 2004 and April 29, 2004;

            (5)        all other reports filed by the Company pursuant to Section 13(a) or 13(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (2) above; and

            (6)        the description of the common stock of the Company contained in the Company's Registration Statement on Form S-1, Registration No. 333-77939.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

            Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 7-109-101 et seq.  of the Colorado Business Corporations Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstances, as well as providing for elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

            A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding.

            A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

            A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

            Article V of the Articles of Incorporation of the Company indemnifies directors from personal liability to the greatest extent possible as is now, or in the future, provided by law.  Article VIII of the Bylaws of the Company provides for indemnification of directors, officers, employees and agents to the greatest extent possible.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable.

ITEM 8.           EXHIBITS

            The following exhibits are attached to this registration statement:

4.1	Amended and Restated 1998 Stock Option Plan (1)
4.2	Employee Stock Purchase Plan (1)
4.3	Non-Qualifying Stock Option Agreement (2)
4.4	Incentive Stock Option Agreement (2)
4.5	Employee Stock Purchase Plan Offering (2)
4.6	2004 Amended and Restated Stock Option Plan
4.7	Stock Option Agreement
5	Opinion of Rothgerber Johnson & Lyons LLP as to legality (2)
23.1	Consent of Independent Auditors
23.2	Consent of Rothgerber Johnson & Lyons (included in Exhibit 5 hereto)
24	Power of Attorney (2)

______________________

(1)	Incorporated herein by reference to the Company's Form S-1, Registration No. 333-77939.

(2)	Incorporated herein by reference to the Company’s Form S-8 Registration Statement, as filed with the Commission on July 19, 1999, Registration No. 333-83171.

ITEM 9.           UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;

     (ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate

II-3
offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe and the State of Kansas, on this 10th day of May, 2004.

NIC INC.

By: /s/ Jeffery S. Fraser Jeffery S. Fraser, Chairman and Chief Executive Officer

By: /s/ Eric J. Bur Eric J. Bur, Chief Financial Officer

By: /s/ Stephen M. Kovzan
Stephen M. Kovzan, Vice President - Financial Operations and Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffery S. Fraser Jeffery S. Fraser	Chairman and Chief Executive Officer	May 10, 2004

/s/ John L. Bunce, Jr. John L. Bunce, Jr.	Director	May 10, 2004

/s/ Daniel J. Evans Daniel J. Evans	Director	May 10, 2004

/s/ Ross C. Hartley Ross C. Hartley	Director	May 10, 2004

Pete Wilson	Director	May 10, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	PAGE NO.

4.1	Amended and Restated 1998 Stock Option Plan (1)

4.2	Employee Stock Purchase Plan (1)

4.3	Non-Qualifying Stock Option Agreement (2)

4.4	Incentive Stock Option Agreement (2)

4.5	Employee Stock Purchase Plan Offering (2)

4.6	2004 Amended and Restated Stock Option Plan

4.7	Stock Option Agreement

5	Opinion of Rothgerber Johnson & Lyons LLP as to legality (2)

23.1	Consent of Independent Auditors

23.2	Consent of Rothgerber Johnson & Lyons (included in Exhibit 5 hereto)

24	Power of Attorney (2)

______________________

(1)	Incorporated herein by reference to the Company's Form S-1, Registration No. 333-77939.

(2)	Incorporated herein by reference to the Company’s Form S-8 Registration Statement, as filed with the Commission on July 19, 1999, Registration No. 333-83171.